MUTUAL SEPARATION AGREEMENT


      This Agreement is entered into by Britten & Stone and Gary Stein, its general partner (hereinafter collectively referred to as "BS&S") and Lancit Media Entertainment, Ltd., on behalf of itself and its affiliates, predecessors, successors and assigns, agents, and employees, past and present (hereinafter collectively referred to as "Company"). The parties agree as follows:

      1. Separation. BS&S agree to the termination of the November 15, 1996 Consulting Agreement with Britten & Stone effective immediately and acknowledges the separation of Gary Stein's prior employment by the Company effective November 1, 1996.

      2. Separation Pay. In consideration for the covenants set forth herein, the Company agrees to pay Britten & Stone $6,150 upon execution hereof representing the final installment payment due pursuant to the Consulting Agreement. The Company further agrees to pay Britten & Stone, as and for separation pay, the sum of $63,000 on July 10, 1997 and the additional sum of $63,000 on July 10, 1998.

      3. General Release. BS&S hereby release the Company, its affiliates, predecessors, successors and assigns, agents, officers and employees, past and present, from any and all claims, contracts and other liabilities of whatever kind, whether now known or unknown, arising out of or in any way connected with his employment and the cessation of that employment, and covering the period up to the date of this Agreement. This release includes, without limitation, any and all claims under Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, the Age Discrimination in Employment Act as modified by the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the New York Human Rights Law, and any other federal, state or local human rights, civil rights, pension or labor laws, rules and/or regulations, public policy, contract or tort law (regardless of whether of statutory or common law origin), or any other action against the Company based upon any conduct up to and including the date of this Agreement. BS&S further agree that they have not, nor will they ever, institute any claim, action or other proceeding that is subject to the foregoing release, and acknowledge that this Agreement shall bar any such action.
Lancit also releases BS&S from any and all claims arising out of any conduct up to and including the date of this Agreement, and agrees that it shall not institute any claim in respect of such conduct.

      4. Non-Admissions. Nothing in this Agreement constitutes or shall be interpreted as any admission of liability or wrongdoing on the part of either party.

      5. Complete Agreement. Other than as set forth herein, BS&S warrant that no promise or inducement has been offered for this Agreement. The parties agree that this Agreement sets forth the entire agreement between them and supersedes any other written or oral understandings, with the exception of the Confidentiality Agreement between Gary Stein and the Company dated as of November 15,1996 the terms of which are hereby ratified and reaffirmed in all respects. No other promises or agreements shall be binding unless reduced to writing and signed by the parties. The parties further agree that if any provision of this Agreement is held invalid for any reasons by a court or other tribunal of competent jurisdiction, the remaining provisions shall continue to be in full force and effect.

      WHEREFORE, BS&S affirm that they have read and understand this Agreement, and that they have been encouraged to consult with an attorney or other personal advisor concerning this Agreement. BS&S further affirm that they have entered into this Agreement voluntarily and with full knowledge of its significance.


BRITTEN & STONE             LANCIT MEDIA ENTERTAINMENT, LTD.
(On behalf of itself
and Gary Stein)


By: /s/ Gary Stein          By: /s/ Marc L. Bailin
------------------          --------------------------------
   Gary Stein                   Marc L. Bailin
   General Partner              Secretary/General Councel


    5/19/97                    5/20/97
    -------                    -----------------
   (Date)                           (Date)














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